                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

       GENOME THERAPEUTICS LICENSES NOVEL ANTIBIOTIC PRODUCT, RAMOPLANIN,
                              FROM BIOSEARCH ITALIA


                  --Phase III Clinical Trial Ongoing in U.S.--


WALTHAM, MASS., OCTOBER 9, 2001 - Genome Therapeutics (Nasdaq: GENE) has acquired the exclusive license in the United States and Canada for the novel antibiotic, Ramoplanin, from Biosearch Italia S.p.A. (Nuovo Mercato: BIO.MI). Genome Therapeutics will immediately assume responsibility for the development program for Ramoplanin, currently in a Phase III clinical trial in the United States. Ramoplanin is a novel antibiotic under investigation for the prevention of bloodstream infections caused by vancomycin-resistant enterococci (VRE). If approved, Ramoplanin would be the first available antibiotic to prevent VRE bloodstream infections.

"Ramoplanin represents an exciting, advanced stage clinical candidate for prevention of potentially life-threatening VRE bloodstream infections," said Steven M. Rauscher, Chief Executive Officer and President of Genome Therapeutics. "This promising drug will enable Genome Therapeutics to capitalize on its established expertise in infectious disease research and apply it to a near-term commercial opportunity. In addition, the Ramoplanin product license enables us to rapidly realize our goal of becoming a biopharmaceutical company with our own pipeline of clinical candidates."

CLINICAL STATUS OF ORAL RAMOPLANIN

In a Phase II, multicenter, double-blind, placebo-controlled trial, oral Ramoplanin was shown to be safe and well tolerated. In addition, after seven days of treatment, 90% of patients who received Ramoplanin had no detectable VRE in their gastrointestinal tract, while all of the placebo patients had detectable VRE (p(is less than)0.01). Ramoplanin has been granted Fast Track status by the FDA and is currently being tested in a Phase III clinical study. The ongoing Phase III study is designed to demonstrate whether oral prophylaxis with Ramoplanin reduces the incidence of VRE bloodstream infections in cancer patients known to carry VRE bacteria in their intestines. More than 25 percent of the planned 950 patients have been enrolled in the study at more than 40 clinical trial sites in the U.S. Genome Therapeutics expects to file a New Drug Application in 2004.

TERMS OF THE AGREEMENT

Today's agreement provides Genome Therapeutics with exclusive rights to develop and market oral Ramoplanin in the U.S. and Canada. Biosearch Italia will provide the bulk material for the manufacture of the product, and will retain all other rights to market Ramoplanin. Recently, Biosearch Italia reacquired rights in the U.S. and Canada to Ramoplanin from California-based IntraBiotics and has since been conducting the U.S. clinical trial.

Under the terms of the agreement, Genome Therapeutics will pay Biosearch an initial consideration of $2 million. Thereafter, Genome Therapeutics will make milestone payments up to an additional $8 million in a combination of cash and notes convertible into Genome Therapeutics stock. In addition to purchasing bulk material from Biosearch, Genome

Therapeutics will fund the completion of clinical trials and pay a royalty on product sales. The combined total of bulk product sales and royalties is expected to be 26% of Genome Therapeutics' net product sales.

Genome Therapeutics and Biosearch Italia have established a joint committee to coordinate global efforts for the ongoing clinical development and future commercialization of Ramoplanin.

"This is excellent news for Ramoplanin and Biosearch. We have always believed that Ramoplanin is a promising and highly effective product, and the interest we received in the North American rights has reinforced our optimism," said Dr. Francesco Parenti, President and Chief Scientific Officer of Biosearch. "Genome Therapeutics has a long history of innovation in infectious disease research and understanding the genetic structures of the organisms that cause serious infection. Its commitment, experience and financial resources will ensure that Ramoplanin completes development as quickly as possible and achieves its full potential."

"VRE poses a significant threat to immunocompromised patients, particularly those undergoing chemotherapy, who are most at risk for developing bloodstream infections from these bacteria," said Robert C. Moellering, M.D., chairman of medicine at Beth Israel Deaconess Medical Center and member of the Data Safety Monitoring Board that reviewed the Phase II clinical results for Ramoplanin. "As treatment options are limited, a new agent that effectively prevents VRE infections would make a valuable addition to our arsenal against these potentially life-threatening pathogens."

ABOUT RAMOPLANIN

Ramoplanin is a novel glycolipodepsipeptide antibiotic produced by fermentation of ACTINOPLANES species, with activity against gram-positive aerobic and anaerobic microorganisms. In preclinical studies Ramoplanin has been shown to be bactericidal for most gram-positive species, including methicillin-resistant staphylococci and VRE. Ramoplanin inhibits the bacterial cell wall peptidogly can biosynthesis with a mechanism different from that of vancomycin, teicoplanin or other cell wall-synthesis inhibitors. No evidence of cross-resistance between Ramoplanin and other glycopeptide antibiotics has been observed.

BACKGROUND ON VRE INFECTIONS

Enterococci are a family of bacteria that are part of the normal flora of the gastrointestinal tract. However, the widespread use of antibiotics such as vancomycin and third generation cephalosporins has increased the prevalence of resistant strains of enterococci, posing a significant threat to patients. In 1999, more than 25% of intensive care unit enterococci infection were vancomycin resistant, a 47% increase from 1994. VRE infections are associated with longer hospital and intensive care unit stays, higher mortality and greater health care costs. Current options for treating VRE bloodstream infection are limited and not always effective. In addition, there are no products approved for prevention of VRE infection. Certain patient populations are at greater risk of VRE infection, including patients undergoing treatment with chemotherapy, radiotherapy or immunosuppressive drugs. Studies have reported that VRE infections occur in 14% of patients in the adult oncology unit, 19% of pediatric patients with malignancies and 17% of patients with leukemia who are colonized with VRE.

Biosearch Italia S.p.A. (Nuovo Mercato: BIO.MI) is a leading Italian biotechnology company focused on the discovery, development, production and eventually marketing of new antibiotics for the treatment of infectious diseases caused by multi-resistant micro-organisms (bacteria and fungi). Biosearch's discovery strategy is based on the high-throughput screening of its large and diversified library of microbial extracts, which is continuously expanding.

Genome Therapeutics (www.genomecorp.com) is focused on the commercialization of genomics-based pharmaceutical and diagnostic products. The Company operates two lines of business: genomics services and biopharmaceutical. The Genomics Services business focuses on services that enable other organizations to achieve their drug discovery objectives and includes custom contract sequencing and the PathoGenome(TM) Database. The Biopharmaceutical business focuses on the development of novel therapeutics and diagnostics to solve major medical needs and includes six alliances with pharmaceutical companies including Schering-Plough, AstraZeneca, Wyeth-Ayerst and bioMerieux.

ADDITIONAL FINANCIAL DISCLOSURE: Genome Therapeutics' management team noted that development expenditures associated with the acquisition of Ramoplanin are expected to be approximately $15-20 million through the end of 2002.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STRICTLY HISTORICAL, INCLUDING STATEMENTS REGARDING FUTURE REVENUES AND EXPENSES, ARE "FORWARD LOOKING" STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN THE FORWARD LOOKING STATEMENT, INCLUDING, BUT NOT LIMITED TO, THE ABILITY OF THE COMPANY AND ITS ALLIANCE PARTNERS TO (I) SUCCESSFULLY DEVELOP PRODUCTS BASED ON THE COMPANY'S GENOMIC INFORMATION, (II) OBTAIN THE NECESSARY GOVERNMENTAL APPROVALS, (III) EFFECTIVELY COMMERCIALIZE ANY PRODUCTS DEVELOPED BEFORE ITS COMPETITORS AND (IV) OBTAIN AND ENFORCE INTELLECTUAL PROPERTY RIGHTS, AS WELL AS THE RISK FACTORS DESCRIBED IN EXHIBIT 99 OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2000 AND FROM TIME TO TIME IN THE COMPANY'S OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      -3-